UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2010

iShares® COMEX® Gold Trust

(Exact name of registrant as specified in its charter)

New York	001-32418	81-6124036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 29, 2010, The Bank of New York Mellon (the “Trustee”) and the Bank of Nova Scotia, as custodian (the “Custodian”) under a custodian agreement (the “Custodian Agreement”) between the Trustee and the Custodian, dated January 19, 2005, entered into an amendment to the Custodian Agreement (the “Amendment”) to increase to $10 billion the maximum value of the iShares® COMEX® Gold Trust’s (the “Trust”) gold that the custodian may be required to accept thereunder. A copy of the Amendment is filed herewith as Exhibit 10.1.

On June 30, 2010, BlackRock Asset Management International Inc., the sponsor of the Trust, and the Trustee executed the Third Amendment to the First Amended and Restated Depositary Trust Agreement reducing the annual sponsor fee to 0.25% of the adjusted net asset value of the Trust, effective July 1, 2010. A copy of the amendment is filed herewith as Exhibit 4.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 4.1	Third Amendment to First Amended and Restated Depositary Trust Agreement

Exhibit 10.1	Amendment to the Custody Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010

iShares® COMEX® Gold Trust*

By:	BlackRock Asset Management International Inc.

By:	/s/ Michael A. Latham
Name:	Michael A. Latham
Title:	Managing Director

By:	/s/ Raman Suri
Name:	Raman Suri
Title:	Managing Director

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.